                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of CLAIMSNET.COM INC. pertaining to 3,076,229 shares common stock, of our report dated January 22, 1999, except for Note M which is as of February 28, 1999, with respect to the consolidated financial statements of CLAIMSNET.COM INC. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                  KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
April 29, 2001